UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K/A
_________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
August 21, 2012
_________________________
American Assets Trust, Inc.
(Exact name of registrant as specified in its charter)

_________________________

Maryland (State or other jurisdiction of incorporation)	001-35030 (Commission File No.)	27-3338708 (I.R.S. Employer Identification No.)
11455 El Camino Real, Suite 200 San Diego, California 92130 (Address of principal executive offices)	92130 (Zip Code)
(858) 350-2600 Registrant’s telephone number, including area code:
Not Applicable (Former name or former address, if changed since last report.)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A is being filed by American Assets Trust, Inc. to provide the financial statements that were previously omitted in Item 9.01 of the Current Report on Form 8-K filed on August 21, 2012 relating to the acquisition of City Center Bellevue, an approximately 497,000 square foot, 27-story LEED-EB Gold certified office tower located at 500 108th Avenue NE in Bellevue, Washington.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

(b)	Pro Forma Financial Information.

(c)	Exhibits:
The following exhibits are filed herewith:

Exhibit Number	Exhibit Description
10.1*	Purchase and Sale Agreement between City Center Bellevue Property LLC, as Seller, and American Assets Trust, L.P., as Purchaser, dated July 30, 2012.
23.1	Consent of Ernst & Young LLP.

_____________________
* Incorporated herein by reference to American Assets Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 21, 2012.

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of
American Assets Trust, Inc.
We have audited the accompanying statement of revenues over certain operating expenses (as defined in Note 1) of City Center Bellevue for the year ended December 31, 2011. The statement of revenues over certain operating expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the statement based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the Property’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.
The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the revenues over certain operating expenses of the Property.
In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues over certain operating expenses, as defined above, of City Center Bellevue for the year ended December 31, 2011, in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

San Diego, California
October 26, 2012

City Center Bellevue
Statement of Revenues over Certain Operating Expenses
(In Thousands)

	Six Months Ended June 30, 2012	Year Ended December 31, 2011
	(unaudited)
Revenue:
Rental income	$5,001	$10,313
Other income	906	1,646
Total revenue	5,907	11,959
Certain operating expenses:
Rental operating	387	764
Payroll	293	544
Management fees	173	318
Utilities	446	885
Real estate taxes	466	880
Insurance	83	165
Repairs and maintenance	280	825
General and administrative	230	533
Total expenses	2,358	4,914
Revenues over certain operating expenses	$3,549	$7,045

City Center Bellevue
Notes to Statement of Revenues over Certain Operating Expenses
December 31, 2011 and the six months
ended June 30, 2012 (unaudited)

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

On August 21, 2012, American Assets Trust, Inc. (the “Company”), through a wholly-owned subsidiary of American Assets Trust, L.P. the Company's operating partnership, completed the acquisition of City Center Bellevue (the “Property”), an approximately 497,000 square foot, 27-story, LEED-EB Gold certified office tower located at 500 108th Avenue NE, Bellevue, Washington from an unrelated third party. The gross purchase price of City Center Bellevue was $228.8 million, excluding closing costs of approximately $0.1 million. Additionally, we received credits to our purchase price of approximately $6.9 that primarily relate to outstanding tenant improvement obligations.

The accompanying statement of revenues over certain operating expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statements are not representative of the actual results of operations for the year ended December 31, 2011 and the period from January 1, 2012 through June 30, 2012 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the property:

• Depreciation and amortization
• Interest expense
• Interest income

The accompanying unaudited statement of revenues over certain operating expenses for the six months ended June 30, 2012 have been prepared in accordance with the U.S. generally accepted accounting principles ("GAAP") for interim financial information as contained within the Financial Accounting Standards Board Accounting Standards Codification and the rules and regulations of the SEC, including the instructions to Form 8-K and Article 3-14 of Regulation S-X. Accordingly, the unaudited statement of revenue over certain operating expenses does not includes all of the information and footnotes required by GAAP for audited financial statements. In the opinion of management, the statement of revenues over certain operating expenses for the unaudited interim period presented includes all adjustments, which are of a normal and recurring nature, necessary for a fair and consistent presentation of the results for such period. Operating results for the six months ended June 30, 2012 are not necessarily indicative of the results that may be expected for the year ended December 31, 2012.

An audited statement of revenues over certain operating expenses is being presented for the most recent fiscal year instead of the three most recent years based on the following factors: (i) the Property was acquired from an unaffiliated party and (ii) based on due diligence of the Property by the Company, management is not aware of any material factors relating to the Property that would cause this financial information to not be indicative of future operating results.

Square footage, acreage, occupancy and other measures used to describe real estate included in these notes to the statement of revenues over certain operating expenses are presented on an unaudited basis.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition
Base rents are recognized on a straight-line basis from when the tenant controls the space through the term of the related lease, net of valuation adjustments, based on management’s assessment of credit, collection and other business risk. For the year ended December 31, 2011 and the period from January 1, 2012 through June 30, 2012, we recorded straight-line rent adjustments of approximately $1.4 million and $0.3 million (unaudited), respectfully, to account for minimum fixed rent increases or free rent periods. Real estate taxes and other cost reimbursements are recognized on an accrual basis over the periods in which the related expenditures are incurred.

Accounting estimates
The preparation of the financial statements requires management to use estimates and assumptions that affect the reported amounts of revenues over certain operating expenses during the reporting period. Actual results could materially differ from these estimates in the near term.

City Center Bellevue
Notes to Statement of Revenues over Certain Operating Expenses – (Continued)
December 31, 2011 and the six months
ended June 30, 2012 (unaudited)

Subsequent events were evaluated through the date the financial statement was issued.

NOTE 3. MINIMUM FUTURE LEASE RENTALS

Office and retail space is leased to tenants under various lease agreements, and all leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs above a base year threshold. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain termination clauses under which the tenant may terminate the lease after a specified date, and certain leases contain renewal options at various periods at various rental rates. As of December 30, 2011 and June 30, 2012, the Property was 68.3% and 67.2% leased, respectfully.

At December 31, 2011, the following future minimum rentals on the non-cancelable tenant leases, assuming early termination clauses are exercised but before any reserve for uncollectible amounts, are as follows (in thousands):

2012	$8,621
2013	13,084
2014	12,657
2015	12,894
2016	12,734
Thereafter	23,904
Total	$83,894

NOTE 4. CERTAIN OPERATING EXPENSES

Certain operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expense are charged to operations as incurred. Costs such as depreciation, amortization and interest expense are excluded from the statement of revenues over certain operating expenses.

NOTE 5. COMMITMENTS AND CONTINGENCIES

The Property is not subject to any material litigation nor to management’s knowledge is any material litigation currently threatened against the Property.

The Property is subject to various environmental laws of federal, state and local governments. Compliance with existing environmental laws is not expected to have a material adverse effect on the Property's financial condition and results of operations for the periods presented.

American Assets Trust, Inc.
Unaudited Pro Forma Financial Information

The following unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2012 and Consolidated Statements of Operations for the six months ended June 30, 2012 and for the year ended December 31, 2011 are presented as if City Center Bellevue had been acquired as of January 1, 2011 and the initial public offering for American Assets Trust, Inc. had occurred on January 1, 2011. The initial public offering and formation transactions are further described below.
American Assets Trust, Inc. (together with its combined entities, the “Company,” “we,” “our” or “us”), which is a Maryland corporation formed on July 16, 2010 to acquire the entities owning various controlling and noncontrolling interests in real estate assets owned and/or managed by Ernest Rady and/or his affiliates, including the Ernest Rady Trust U/D/T March 10, 1983 (the “Rady Trust”), did not have any operating activity until the consummation of our initial public offering and the related acquisition of our Predecessor (defined below) on January 19, 2011. American Assets Trust, L.P. (our “Operating Partnership”) was formed as a Maryland limited partnership on July 16, 2010. Since the completion of our initial public offering (the “Offering”) and the Formation Transactions (defined below), our operations have been carried on through our Operating Partnership. We, as the sole general partner of our Operating Partnership, own 67% of, and have control of, our Operating Partnership. Accordingly, we consolidate the assets, liabilities and results of operations of our Operating Partnership.
Our “Predecessor” included (1) entities owned and/or controlled by Mr. Rady and/or his affiliates, including the Rady Trust, which in turn owned controlling interests in 17 properties, and the property management business of American Assets, Inc. (“AAI”) (the “Controlled Entities”), and (2) noncontrolling interests in entities owning four properties (“Noncontrolled Entities”). The Predecessor accounted for its investment in the Noncontrolled Entities under the equity method of accounting.
Prior to June 30, 2010, the Noncontrolled Entities owned an office property located in San Francisco, California referred to as The Landmark at One Market (“Landmark”). We refer to the entities owning Landmark as the “Landmark Entities.” The outside ownership interest in the Landmark Entities was acquired by our Predecessor on June 30, 2010 for a cash payment of $23.0 million. As of June 30, 2010, Landmark was controlled by our Predecessor. All but one of the properties owned by the Controlled Entities and Noncontrolled Entities were managed by AAI. The Noncontrolled Entities managed by AAI included the entities which owned Solana Beach Towne Centre and Solana Beach Corporate Centre properties (collectively “Solana Beach Centre”) and the entities that owned the Fireman’s Fund Headquarters office property (“Fireman’s Fund”). The remaining property is managed by an unrelated third party. We refer to ABW Lewers LLC and the Waikiki Beach Walk—Hotel, the entities that owned this non-AAI managed property, as the “Waikiki Beach Walk Entities.”
Substantially concurrently with the Offering, we completed a series of formation transactions (the “Formation Transactions”) pursuant to which we acquired, through a series of merger and contribution transactions, 100% of the ownership interests in the Controlled Entities, the Waikiki Beach Walk entities, and the Solana Beach Centre entities (which includes our Predecessor’s ownership interest in these entities). We did not acquire our Predecessor’s noncontrolling 25% ownership interest in the entities owning Fireman’s Fund. In the aggregate, these interests comprise our ownership of our property portfolio.
We have determined that the Predecessor is the acquirer for accounting purposes, and therefore the contribution of, or acquisition by merger of interests in, the Controlled Entities is considered a transaction between entities under common control since our Executive Chairman, Ernest Rady, and/or his affiliates, including the Rady Trust, owned the controlling interest in each of the entities comprising the Predecessor. As a result, the acquisition of interests in each of the Controlled Entities was recorded at our historical cost. The contribution of, or acquisition by merger of interests in, certain Noncontrolled Entities, including the Waikiki Beach Walk Entities and the Solana Beach Centre entities (including our Predecessor’s ownership interest in these entities), was accounted for as an acquisition under the acquisition method of accounting and recognized at the estimated fair value of acquired assets and assumed liabilities on the date of such contribution or acquisition. The acquisition of the ownership interests of the Landmark Entities by the Predecessor was accounted for under the acquisition method of accounting on June 30, 2010 and was recorded at the Predecessor’s historical cost when acquired by us upon the consummation of the Formation Transactions.

American Assets Trust, Inc.
Unaudited Pro Forma Financial Information

The unaudited pro forma consolidated balance sheet has been adjusted to give effect to:

•	the acquisition of City Center Bellevue as of June 30, 2012;

•	the sale of the GNMA secruities as of June 30, 2012; and

•	the proceeds from the credit facility that were used to finance the acquisition.
The unaudited pro forma consolidated statements of operations have been adjusted to give effect to:

•
the historical financial results of the Company for the year ended December 31, 2011, which includes the Predecessor’s historical results for the period prior to the Offering and Formation Transactions;

•
the acquisition of the ownership interests (including our Predecessor's noncontrolling interest) in the Solana Beach Centre in exchange for units of limited partner interest ("OP units") in our Operating Partnership, and the assumption of related debt as of January 1, 2011 and the acquisition of ownership interests (including our Predecessor's noncontrolling interest) in the Waikiki Beach Walk Entities in exchange for shares of our common stock and OP units and the assumption of related debt, as of January 1, 2011, collectively "Formation Acquisitions";

•	the acquisition of First & Main, Lloyd District Portfolio, and Solana Beach - Highway 101, collectively "2011 Acquisitions", properties as of January 1, 2011;

•	the acquisition of One Beach Street as of January 1, 2011;

•	the acquisition of the City Center Bellevue property as of January 1, 2011;

•	certain adjustments to rental income and depreciation and amortization expense due to purchase price allocation adjustments;

•	certain incremental general and administrative expenses expected to be incurred to operate as a public company; and

•	the completion of the Formation Transactions and the Offering, repayment of indebtedness and other use of proceeds from the Offering.
In addition, properties in our portfolio may be reassessed for property tax purposes. Therefore, the amount of property taxes we pay in the future may increase from what we have paid in the past.
Our pro forma consolidated statements of operations are presented for informational purposes only and do not purport to represent the results of our operations that would have actually occurred had the Offering, the Formation Transactions, the 2011 Acquisitions, the acquisition of One Beach Street, and the acquisition of City Center Bellevue and the debt repayments occurred on January 1, 2011 or project our results of operations for any future period. This unaudited pro forma consolidated information should be read in conjunction with the historical financial information and notes thereto contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 and the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 2012.

American Assets Trust, Inc.
Pro Forma Balance Sheet
As of June 30, 2012
(Unaudited and In Thousands Except Share Data)

	June 30, 2012 (A)	City Center Bellevue Acquisition		Pro Forma Total

Assets
Real estate, at cost
Operating real estate	$1,691,809	$215,575	(B)	$1,907,384
Construction in progress	27,612	—		27,612
Held for development	14,795	—		14,795
	1,734,216	215,575		1,949,791
Accumulated depreciation	(255,485)	—		(255,485)
Net real estate	1,478,731	215,575		1,694,306
Cash and cash equivalents	98,584	(55,116)	(C)	43,468
Restricted cash	10,973	—		10,973
Marketable securities	24,287	(24,287)	(D)	—
Accounts receivable, net	4,997	—		4,997
Deferred rent receivables, net	27,227	—		27,227
Other assets, net	68,649	14,428	(B)	83,077
Total assets	$1,713,448	$150,600		$1,864,048
Liabilities and equity
Liabilities:
Secured notes payable	$964,538	$—		$964,538
Line of credit	—	141,000	(E)	141,000
Accounts payable and accrued expenses	27,317	456	(B)	27,773
Security deposits payable	4,874	740	(B)	5,614
Other liabilities and deferred credits	54,316	8,635	(B)	62,951
Total liabilities	1,051,045	150,831		1,201,876
Commitments and contingencies
Equity:
American Assets Trust, Inc. stockholders’ equity
Common stock $0.01 par value, 490,000,000 shares authorized, 39,285,156 shares outstanding at June 30, 2012	393	—		393
Additional paid-in capital	655,087	—		655,087
Accumulated dividends in excess of net income	(40,699)	(231)	(D)	(40,930)
Total American Assets Trust, Inc. stockholders’ equity	614,781	(231)		614,550
Noncontrolling interests	47,622	—		47,622
Total equity	662,403	(231)		662,172
Total liabilities and equity	$1,713,448	$150,600		$1,864,048

American Assets Trust, Inc.
Notes to Unaudited Pro Forma Balance Sheet
As of June 30, 2012

Adjustments to the Pro Forma Consolidated Statements of Operations

The adjustments to the pro forma consolidated balance sheet as of June 30, 2012 are as follows:

(A) Historical financial information derived from American Assets Trust, Inc. quarterly report on Form 10-Q as of June 30, 2012.

(B) The Company determined the cost of tangible assets, identified intangibles and assumed liabilities (consisting of above and below-market leases and tenant origination and absorption costs) acquired in the business combination based on their estimated fair values. The purchase accounting for these acquisitions is preliminary and subject to change.

(C) Represents cash payment for acquisition of City Center Bellevue, net of proceeds from line of credit and sale of marketable securities.

(D) Represents sale of marketable securities and related loss on sale, with net cash proceeds used towards the acquisition of City Center Bellevue.

(E) Represents the portion of the Company's credit facility that was drawn to finance the acquisition of City Center Bellevue.

American Assets Trust, Inc. and Subsidiaries
Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2011
(Unaudited and In Thousands Except Per Share Data)

		Acquisitions
	American Assets Trust, Inc. and Subsidiaries	Formation Acquisitions	2011 Acquisitions	One Beach Street	City Center Bellevue	Pro Forma Adjustments		Pro Forma Total
	(A)	(B)	(C)	(D)	(E)
Revenue
Rental income	$199,741	$2,273	$7,932	$4,103	$12,691	$—		$226,740
Other property income	10,082	135	897	8	1,646	—		12,768
Total Revenues	209,823	2,408	8,829	4,111	14,337	—		239,508
Expenses
Rental expenses	59,937	1,293	2,679	1,169	3,183	(6)	(F)	68,255
Real estate taxes	19,555	122	699	108	958	—		21,442
General and administrative	13,916	34	177	70	851	(25)	(F)	15,023
Depreciation and amortization	57,639	827	4,688	1,426	9,657	—		74,237
Total operating expenses	151,047	2,276	8,243	2,773	14,649	(31)		178,957
Operating income	58,776	132	586	1,338	(312)	31		60,551
Interest expense	(56,487)	(892)	—	—	—	1,666	(G)	(55,713)
Loss on early extinguishment of debt	(25,867)	—	—	—	—	—		(25,867)
Loan transfer and consent fees	(9,019)	—	—	—	—	—		(9,019)
Gain on acquisition	46,371	—	—	—	—	(46,371)	(F)	—
Other income (expense), net	470	(13)	—	—	—	(901)	(H)	(259)
						185	(F)
Income (loss) from continuing operations	14,244	(773)	586	1,338	(312)	(45,390)		(30,307)
Income from continuing operations attributable to restricted shares	(482)	—	—	—	—	—		(482)	(A)
Loss from continuing operations attributable to Predecessor's noncontrolling interests in consolidated real estate entities	2,458	—	—	—	—	—		2,458	(A)
Income from continuing operations attributable to Predecessor's controlled owners' equity	(16,995)	—	—	—	—	—		(16,995)	(A)
(Income) loss from continuing operations attributable to unitholders in the Operating Partnership	250	249	(189)	(431)	101	14,634		14,613	(I)
Income (loss) from continuing operations attributable to American Assets Trust, Inc. stockholders	$(525)	$(524)	$397	$907	$(211)	$(30,756)		$(30,713)
Loss per share - basic	$(0.01)							$(0.84)	(J)
Weighted average shares outstanding - basic	36,748,806							36,748,806	(A)
Loss per share - diluted	$(0.01)							$(0.84)	(J)
Weighted average shares outstanding - diluted	54,219,807							54,219,807	(A)

American Assets Trust, Inc. and Subsidiaries
Pro Forma Consolidated Statement of Operations
For the Six Months Ended June 30, 2012
(Unaudited and In Thousands Except Per Share Data)

		Acquisitions
	American Assets Trust, Inc. and Subsidiaries	One Beach Street	City Center Bellevue	Pro Forma Adjustments		Pro Forma Total
	(A)	(B)	(C)
Revenue
Rental income	$109,284	$245	$5,948	$—		$115,477
Other property income	5,563	1	906	—		6,470
Total Revenues	114,847	246	6,854	—		121,947
Expenses
Rental expenses	31,195	74	1,489	—		32,758
Real estate taxes	11,388	7	489	—		11,884
General and administrative	7,757	4	403	—		8,164
Depreciation and amortization	29,924	89	4,828	—		34,841
Total operating expenses	80,264	174	7,209	—		87,647
Operating income	34,583	72	(355)	—		34,300
Interest expense	(28,832)	—	—	976	(D)	(27,856)
Other income (expense), net	(256)	—	—	97	(E)	(159)
Net income (loss) from continuing operations	5,495	72	(355)	1,073		6,285
Income from continuing operations income attributable to restricted shares	(263)	—	—	—		(263)	(A)
Loss from continuing operations attributable to unitholders in the Operating Partnership	(1,687)	(23)	115	(346)		(1,941)	(F)
Income from continuing operations attributable to American Assets Trust, Inc. stockholders	$3,545	$49	$(240)	$727		$4,081
Earnings per share - basic	$0.09					$0.11	(G)
Weighted average shares outstanding - basic	38,658,162					38,658,162	(A)
Earnings per share - diluted	$0.09					$0.11	(G)
Weighted average shares outstanding - diluted	57,054,509					57,054,509	(A)

American Assets Trust, Inc.
Notes and Management’s Assumptions to Pro Forma Consolidated Financial Statements
December 31, 2011 (Unaudited)

Adjustments to the Pro Forma Consolidated Statements of Operations for the Year Ended December 21, 2011

The adjustments to the pro forma consolidated statements of operations for the year ended December 31, 2011 are as follows:

(A) Historical financial information derived from American Assets Trust, Inc. annual report on Form 10-K for the year ended December 31, 2011.

(B) For the year ended December 31, 2011, reflects the normalization of the acquisition of the ownership interests in Solana Beach Centre ("SBC") and Waikiki Beach Walk Entities ("WBW") on January 19, 2011 to reflect the results of operations as if the entities were consolidated for the entire twelve month period. The acquisition of the SBC was accounted for under the purchase method of accounting to allocate the fair value to tangible and identified intangible assets and liabilities acquired. The acquisition of the WBW was accounted for under the purchase method of accounting in accordance with ASC Section 805-10, Business Combinations. Adjustments to revenues represent the impact of the amortization of the net amount of above and below market rents and the net impact of straight-line rents. Adjustments to depreciation and amortization represent the additional depreciation expense and amortization of intangibles as a result of these purchase accounting adjustments.

As a result of purchase method accounting, the carrying value of debt for the SBC and WBW were adjusted to their fair values, resulting in a $0.6 million and $19.0 million discount, respectfully. The discount is amortized to interest expense over the life of the underlying debt instrument. The amounts allocated to net real estate, which include buildings, are depreciated over the estimated weighted average remaining useful lives ranging from 35 to 40 years. The amounts allocated to above and below market leases and to intangible lease assets are amortized over the weighted average lives of the related leases ranging from two to 15 years.

The pro forma adjustments to the historical statement of operations of the SBC and WBW entities are as follows:

	For the Year Ended December 31, 2011
	SBC/WBW Historical (1)	Pro Forma Adjustments	SBC/WBW Pro Forma
	(in thousands)
Revenue
Rental income	$2,621	$(348)	$2,273
Other property income	135	—	135
Total revenue	2,756	(348)	2,408
Expenses
Rental expenses	1,306	(13)	1,293
Real estate taxes	122	—	122
General and administrative	34	—	34
Depreciation and amortization	775	52	827
Total operating expenses	2,237	39	2,276
Operating income	519	(387)	132
Interest income and other, net	(13)	—	(13)
Interest expense	(764)	(128)	(892)
Net income	$(258)	$(515)	$(773)

(1) As SBC and WBW were acquired as part of the Formation Transactions on January 19, 2011 pro forma adjustments are only shown through January 18, 2011, as actual results from acquisition through December 31, 2011 are already included in the Company’s historical consolidated statement of operations.

American Assets Trust, Inc.
Notes and Management’s Assumptions to Pro Forma Consolidated Financial Statements
December 31, 2011 (Unaudited)

(C) Reflects adjustments relating to the acquisition of First & Main, Lloyd District Portfolio, and Solana Beach - Highway 101 (collectively "2011 Acquisitions"). The acquisition of the 2011 Acquisitions were accounted for under the purchase method of accounting in accordance with ASC Section 805-10, Business Combinations. Adjustments to revenues represent the impact of the amortization of the net amount of above and below market rents, the net impact of straight-line rents and amortization of deferred revenue related to tenant improvements. Adjustments to depreciation and amortization represent the additional depreciation expense and amortization of intangibles as a result of these purchase accounting adjustments.

The amounts allocated to buildings are depreciated over the estimated remaining useful life of 40 years. The amounts allocated to above and below market leases and to intangible lease assets are amortized over the weighted average lives of the related leases ranging from two to 11 years.

The pro forma adjustments to the historical statement of operations of the SBC and WBW entities are as follows:

	For the Year Ended December 31, 2011
	2011 Acquisitions Historical (1)	Pro Forma Adjustments	2011 Acquisitions Pro Forma
	(in thousands)
Revenue
Rental income	$8,630	$(698)	$7,932
Other property income	897	—	897
Total revenue	9,527	(698)	8,829
Expenses
Rental expenses	2,679	—	2,679
Real estate taxes	699	—	699
General and administrative	177	—	177
Depreciation and amortization	—	4,688	4,688
Total operating expenses	3,555	4,688	8,243
Operating income	5,972	(5,386)	586
Net income	$5,972	$(5,386)	$586

(1) Pro forma adjustments are only shown for First & Main through March 10, 2011, for Lloyd District Portfolio through June 30, 2011, and Solana Beach-Highway 101 through September 29, 2011, as actual results from acquisition through December 31, 2011 are already included in the Company’s historical consolidated statement of operations.

(D) Reflects adjustments relating to the acquisition of One Beach Street. The acquisition of One Beach Street was accounted for under the purchase method of accounting in accordance with ASC Section 805-10, Business Combinations. Adjustments to revenues represent the impact of the amortization of the net amount of above and below market rents, the net impact of straight-line rents and amortization of deferred revenue related to tenant improvements. Adjustments to depreciation and amortization represent the additional depreciation expense and amortization of intangibles as a result of these purchase accounting adjustments.

The amounts allocated to buildings are depreciated over the estimated remaining useful life of 40 years. The amounts allocated to above and below market leases and to intangible lease assets are amortized over the weighted average life of the remaining terms of the related leases of seven years.

American Assets Trust, Inc.
Notes and Management’s Assumptions to Pro Forma Consolidated Financial Statements
December 31, 2011 (Unaudited)

The pro forma adjustments to the statement of revenues over certain operating expenses of One Beach Street are as follows:

	For the Year Ended December 31, 2011
	One Beach Street Historical	Pro Forma Adjustments	One Beach Street Pro Forma
	(in thousands)
Revenue
Rental income	$3,565	$538	$4,103
Other property income	8	—	8
Total revenue	3,573	538	4,111
Expenses
Rental expenses	1,169	—	1,169
Real estate taxes	108	—	108
General and administrative	70	—	70
Depreciation and amortization	—	1,426	1,426
Total operating expenses	1,347	1,426	2,773
Operating income	2,226	(888)	1,338
Net income	$2,226	$(888)	$1,338

(E) Reflects adjustments relating to the acquisition of City Center Bellevue. The acquisition of City Center Bellevue was accounted for under the purchase method of accounting in accordance with ASC Section 805-10, Business Combinations. Adjustments to revenues represent the impact of the amortization of the net amount of above and below market rents, the net impact of straight-line rents and amortization of deferred revenue related to tenant improvements. Adjustments to depreciation and amortization represent the additional depreciation expense and amortization of intangibles as a result of these purchase accounting adjustments.

The amounts allocated to buildings are depreciated over the estimated remaining useful life of 40 years. The amounts allocated to above and below market leases and to intangible lease assets are amortized over the weighted average life of the remaining terms of the related leases of five years.

The pro forma adjustments to the statement of revenues over certain operating expenses of City Center Bellevue are as follows:

American Assets Trust, Inc.
Notes and Management’s Assumptions to Pro Forma Consolidated Financial Statements
December 31, 2011 (Unaudited)

	For the Year Ended December 31, 2011
	City Center Bellevue Historical	Pro Forma Adjustments	City Center Bellevue Pro Forma
	(in thousands)
Revenue
Rental income	$10,313	$2,378	$12,691
Other property income	1,646	—	1,646
Total revenue	11,959	2,378	14,337
Expenses
Rental expenses	3,183	—	3,183
Real estate taxes	880	78	958
General and administrative	851	—	851
Depreciation and amortization	—	9,657	9,657
Total operating expenses	4,914	9,735	14,649
Operating income	7,045	(7,357)	(312)
Net income	$7,045	$(7,357)	$(312)

(F) These adjustments represent elimination of equity in earnings and fee income from SBC and WBW. Additionally, management fee expense and maintenance fee expense recognized by SBC is also eliminated, as they were paid to the management company. The reduction to rental expense represents the maintenance fees recorded by SBC and the reduction to General and Administrative expense represents the management fees recorded by the SBC.

For the year ended December 31, 2011, one-time charges related to the Offering have been eliminated. These one-time items include expenses for the early extinguishment of debt and loan transfer and consent fees and the gain on acquisition of the controlling interests in SBC and the WBW.

(G) These adjustments represent interest expense and non utilization fees recorded in connection with amounts drawn on our line of credit to fund City Center Bellevue.

(H) These adjustments represent acquisition related charges and reversal of interest income related to our GNMA securities, which were sold in connection with our financing for the City Center Bellevue acquisition.

(I) Reflects the allocation of net income to the noncontrolling interests.

(J) Pro forma earnings per share—basic and diluted are calculated by dividing pro forma consolidated income from continuing operations allocable to the Company’s stockholders by the number of shares of common stock and OP units issued in the Offering and the Formation Transactions and OP units issued in a subsequent private placement.

Basic income from continuing operations per common share is calculated based on the weighted average common shares outstanding, which was 36,748,806 as of December 31, 2011. Diluted income from continuing operations per common share is calculated based on income from continuing operations before allocation to noncontrolling interests by giving effect to the expected exchange of OP units for common stock on a one-for-one basis, which resulted in diluted shares of 54,219,807 as of December 31, 2011 with the difference attributable to a private placement of OP units in February 2011. The diluted shares exclude incentive restricted stock as these awards are considered contingently issuable and time-vesting restricted stock as these awards are anti-dilutive.

American Assets Trust, Inc.
Notes and Management’s Assumptions to Pro Forma Consolidated Financial Statements
June 30, 2012 (Unaudited)

Adjustments to the Pro Forma Consolidated Statements of Operations for the Six Months Ended June 30, 2012

The adjustments to the pro forma consolidated statements of operations for the six months ended June 30, 2012 are as follows:

(A) Historical unaudited financial information derived from American Assets Trust, Inc. quarterly report on Form 10-Q for the six months ended June 30, 2012.

(B) Reflects adjustments relating to the acquisition of One Beach Street. The acquisition of One Beach Street was accounted for under the purchase method of accounting in accordance with ASC Section 805-10, Business Combinations. Adjustments to revenues represent the impact of the amortization of the net amount of above and below market rents, the net impact of straight-line rents and amortization of deferred revenue related to tenant improvements. Adjustments to depreciation and amortization represent the additional depreciation expense and amortization of intangibles as a result of these purchase accounting adjustments.

The amounts allocated to buildings are depreciated over the estimated remaining useful life of 40 years. The amounts allocated to above and below market leases and to intangible lease assets are amortized over the weighted average life of the remaining terms of the related leases of seven years.

The pro forma adjustments to the statement of revenues over certain operating expenses of One Beach Street are as follows:

	For the Six Months Ended June 30, 2012
	One Beach Street Historical (1)	Pro Forma Adjustments	One Beach Street Pro Forma
	(in thousands)
Revenue
Rental income	$225	$20	$245
Other property income	1	—	1
Total revenue	226	20	246
Expenses
Rental expenses	74	—	74
Real estate taxes	7	—	7
General and administrative	4	—	4
Depreciation and amortization	—	89	89
Total operating expenses	85	89	174
Operating income	141	(69)	72
Net income	$141	$(69)	$72
(1) As One Beach Street was acquired on January 24, 2012 pro forma adjustments are only shown through January 24, 2012, as actual results from acquisition through June 30, 2012 are already included in the Company’s consolidated statement of operations for the six months ended June 30, 2012.

(C) Reflects adjustments relating to the acquisition of City Center Bellevue. The acquisition of City Center Bellevue was accounted for under the purchase method of accounting in accordance with ASC Section 805-10, Business Combinations. Adjustments to revenues represent the impact of the amortization of the net amount of above and below market rents, the net impact of straight-line rents and amortization of deferred revenue related to tenant improvements. Adjustments to depreciation and amortization represent the additional depreciation expense and amortization of intangibles as a result of these purchase accounting adjustments.

American Assets Trust, Inc.
Notes and Management’s Assumptions to Pro Forma Consolidated Financial Statements
June 30, 2012 (Unaudited)

The amounts allocated to buildings are depreciated over the estimated remaining useful life of 40 years. The amounts allocated to above and below market leases and to intangible lease assets are amortized over the weighted average life of the remaining terms of the related leases of five years.

The pro forma adjustments to the statement of revenues over certain operating expenses of City Center Bellevue are as follows:

	For the Six Months Ended June 30, 2012
	City Center Bellevue Historical	Pro Forma Adjustments	City Center Bellevue Pro Forma
	(in thousands)
Revenue
Rental income	$5,001	$947	$5,948
Other property income	906	—	906
Total revenue	5,907	947	6,854
Expenses
Rental expenses	1,489	—	1,489
Real estate taxes	466	23	489
General and administrative	403	—	403
Depreciation and amortization	—	4,828	4,828
Total operating expenses	2,358	4,851	7,209
Operating income	3,549	(3,904)	(355)
Net income	$3,549	$(3,904)	$(355)

(D) These adjustments represent interest expense and non utilization fees recorded in connection with amounts drawn on our line of credit to fund City Center Bellevue.

(E) These adjustments represent acquisition related charges and reversal of interest income related to our GNMA securities, which were sold in connection with our financing for the City Center Bellevue acquisition.

(F) Reflects the allocation of net income to the noncontrolling interests.

(G) Pro forma earnings per share—basic and diluted are calculated by dividing pro forma consolidated income from continuing operations allocable to the Company’s stockholders by the number of shares of common stock and OP units issued in the Offering and the Formation Transactions and OP units issued in a subsequent private placement.

Basic income from continuing operations per common share is calculated based on the weighted average common shares outstanding, which was 38,658,162 for the six month period ended June 30, 2012. Diluted income from continuing operations per common share is calculated based on income from continuing operations before allocation to noncontrolling interests by giving effect to the expected exchange of OP units for common stock on a one-for-one basis, which resulted in diluted shares of 57,054,509 as of June 30, 2012, with the difference attributable to a private placement of OP units in February 2011. The diluted shares exclude incentive restricted stock as these awards are considered contingently issuable and time-vesting restricted stock as these awards are anti-dilutive.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Assets Trust, Inc.

October 26, 2012	/s/ JOHN W. CHAMBERLAIN
John W. Chamberlain
President and Chief Executive Officer
(Principal Executive Officer)

October 26, 2012	/s/ ROBERT F. BARTON
Robert F. Barton
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1*	Purchase and Sale Agreement between City Center Bellevue Property LLC, as Seller, and American Assets Trust, L.P., as Purchaser, dated July 30, 2012.
23.1	Consent of Ernst & Young LLP.
_____________________
* Incorporated herein by reference to American Assets Trust, Inc.’s Current Report on 8-K filed with the Securities and Exchange Commission on August August 21, 2012.